                                                                   EXHIBIT 12.2

                        GRANITE BROADCASTING CORPORATION
                          COMPUTATION OF EBITDA MARGIN
                        (In thousands except percentage)

                                                                                                       Pro Forma
                                                           Years ended December 31,                  Latest Twelve
                                       -----------------------------------------------------------   Months Ended
                                                                                           1996        March 31,
                                         1992      1993      1994      1995      1996    Pro Forma       1997
                                       -------   -------   -------   -------   --------   --------   -------------
Net revenue                            $35,957   $37,499   $62,856   $99,895   $129,164   $150,536     $149,865
                                       =======   =======   =======   =======   ========   ========     ========

Operating income                       $ 7,170   $ 7,454   $15,355   $28,895   $ 35,748   $ 43,462     $ 41,403

Add:  Depreciation                       2,279     2,398     3,420     4,514      6,144      6,425        6,586
      Amortization                       3,678     3,359     3,873     7,592      9,737     14,071       14,600
      Non-cash compensation expense                  123       282       363        496        496          574
                                       -------   -------   -------   -------   --------   --------     --------
EBITDA                                 $13,127   $13,334   $22,930   $41,364   $ 52,125   $ 64,454     $ 63,163
                                       -------   -------   -------   -------   --------   --------     --------

EBITDA margin                             36.5%     35.6%     36.5%     41.4%      40.4%      42.8%        42.1%
                                       =======   =======   =======   =======   ========   ========     ========